As filed with the Securities and Exchange Commission on August 19, 2003

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MOBILE REACH INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0121007
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

8000 Regency Parkway, Suite 430
Cary, North Carolina 27511
(Address of Principal Executive Offices) (Zip Code)

MOBILE REACH INTERNATIONAL, INC.
2003 EQUITY COMPENSATION PLAN

(Full title of the plan)

Michael J. Hewitt
Mobile Reach International, Inc.
8000 Regency Parkway, Suite 430
Cary, North Carolina 27511

(Name and address of agent for service)

(919) 469-6999
(Telephone number, including area code, of agent for service)

COPIES TO:

Donald R. Reynolds, Esq.
Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607
(919) 781-4000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to	Amounts to	Offering Price	Aggregate	Amount of
be Registered	be Registered	Per Share	Offering Price	Registration Fee

Common Stock, par value $0.0001 per share	11,662,540 shares(1)	$0.475 (2)	$5,539,706.50 (2)	$448.16 (2)

(1)	Pursuant to Rule 416(a), this registration statement also covers any additional shares of the registrant’s common stock that become issuable under the registrant’s 2003 Equity Compensation Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of outstanding shares of common stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, based on the average of the bid and asked prices for the common stock on the OTC Bulletin Board on August 19, 2003.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

     The following documents previously filed by Mobile Reach International, Inc., including its predecessor Asphalt Paving, Inc. (the “Company”), with the Securities and Exchange Commission are incorporated herein by reference:

               (a) The Company’s Annual Report on Form 10-KSB for the fiscal year ended July 31, 2002, filed pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”);

               (b) The Company’s Quarterly Reports on Form 10-QSB for the quarters ended October 31, 2002, January 31, 2003 and April 30, 2003 filed pursuant to Section 13 of the Exchange Act;

               (c) The Company’s Current Report on Form 8-K filed pursuant to Section 13 of the Exchange Act on August 14, 2003; and

               (d) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 10SB (File No. 000-29313) filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered under this registration statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

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Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in certain cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

     The Company’s certificate of incorporation, provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

     The Company’s bylaws provide that the Company shall indemnify to the fullest extent permitted by Delaware law any and all of its directors and officers, or former directors and officers, or any person who may have served at the Company’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.
10.1	2003 Equity Compensation Plan (incorporated by reference to
the Company’s Current Report on Form 8-K filed with the SEC on
August 14, 2003).
23.1	Consent of James E. Scheifley & Associates, P.C.
23.2	Consent of Wyrick Robbins Yates & Ponton LLP (included in
Exhibit 5.1).
24.1	Power of Attorney (see page S-1).

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Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on the 18th day of August 2003.

MOBILE REACH INTERNATIONAL, INC.

By:	/s/ Michael J. Hewitt
Michael J. Hewitt,
Chief Executive Officer

     Each person whose signature appears below in so signing also makes, constitutes and appoints MICHAEL J. HEWITT and MARK LLOYD and each of them acting alone, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Form S-8, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorneys-in-fact or his, her or their substitute or substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

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Signature	Title	Date

/s/ Michael J. Hewitt
	Chief Executive Officer	August 18, 2003
Michael J. Hewitt	(Principal Executive
Officer), Treasurer
(Principal Financial and
Accounting Officer) and
Director

/s/ Carl Hartman
	Director	August 19, 2003
Carl Hartman

/s/ Alan Christopher Johnson
	Director	August 17, 2003
Alan Christopher Johnson

/s/ Michael Lai Le
Director
Michael Lai Le		August 15, 2003

/s/ Mark Lloyd
	Director	August 18, 2003
Mark Lloyd

S-2